UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 25, 2020

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-33190 (Commission File Number)	84-0796160 (I.R.S. Employer Identification No.)

150 King Street West, Suite 2800

Toronto, Ontario, Canada  M5H 1J9

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MUX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 25, 2020, McEwen Mining Inc. (the “Company”) entered into an Amended and Restated Credit Agreement (“Credit Agreement”) with Sprott Private Resource Lending II (Collector), LP as administrative agent (“Agent”) and lender and Evanachan Limited, an Ontario corporation (“Evanachan”), as lender (individually, a “Lender” and collectively, the “Lenders”). The Credit Agreement refinances and replaces the credit facility and related agreement in the amount of $50 million previously in place under which Royal Capital Management Corp. acted as agent.

The loan represented by the Credit Agreement continues to bear interest at the rate of 9.75% per year with interest payments due monthly in arrears. Monthly principal payments in the amount of $2 million each are due beginning August 31, 2022 with the entire balance of unpaid principal and accrued interest due August 31, 2023. Mandatory prepayments are due in certain events, including upon the sale of properties by the Company outside the ordinary course of business in excess of $5 million unless the proceeds of such sale are reinvested within prescribed periods. The loan can be prepaid in full or in part at any time prior to December 31, 2021 upon payment of accrued interest plus a prepayment fee linked to the amount of the prepayment and the remaining life of the Loan, and at any time after December 31, 2021 upon payment of a prepayment fee equal to 3% of the prepaid principal plus any accrued interest. The Company’s obligations under the Credit Agreement are secured by a lien on certain of the Company’s and its subsidiaries’ assets.

Evanachan, a continuing Lender under the Credit Agreement, is owned by the Company’s Chairman and Chief Executive Officer, Robert McEwen, and provided $25 million of the Loan. Mr. McEwen is also the beneficial owner of approximately 20% of the Company’s outstanding common stock. Evanachan’s participation as a Lender was on the same terms and conditions as the other Lender.

As additional consideration for the extension of credit and other benefits received under the Credit Agreement, the Company issued 2,091,700 shares of its common stock on a pro rata basis to the Lenders at the closing, including Evanachan, in accordance with their capital commitment. The shares were valued at a total of three percent of the principal amount of the loan, or $1,875,000, and the number of shares issued to the Lenders was determined based on the closing price of the Company’s common stock on the New York Stock Exchange, the Company’s principal Exchange, on five days preceding the closing. The shares were issued pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended, and from the prospectus delivery requirements under Canadian securities law.

The Credit Agreement contains representations and warranties, affirmative and negative covenants customary for financings of this type, including, but not limited to, limitations on additional borrowings, additional investments and asset sales.  Until the loan is repaid, the Company is also restricted from paying distributions to its shareholders. The financial covenants require the Company to maintain minimum consolidated working capital (as defined in the Credit Agreement) of amounts ranging from $2.5 million beginning March 31, 2021 to $10 million beginning on September 30, 2022 and consolidated shareholders’ equity of $120 million at the end of each fiscal quarter. The Company also provided certain post-closing undertakings to the Lenders, including delivery of legal opinions and the assignment of security interests, the failure of which could result in an “Event of Default” under the Credit Agreement.

The Credit Agreement is not intended to provide any factual information about the Company. The representations, warranties, and covenants contained in the Credit Agreement were made only for purposes of the Credit Agreement, including the allocation of risk between the parties, and as of specific dates, were solely for the benefit of the parties to the Credit Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Credit Agreement.

A copy of the Credit Agreement is attached to this report as Exhibit 10.1 and a copy of the Post-Closing Undertaking is attached as Exhibit 10.2. The descriptions of the Credit Agreement and the Post-Closing Undertaking in this report are not complete and qualified in their entirety by reference to Exhibits 10.1 and 10.2, respectively.

Item 1.02	Termination of a Material Definitive Agreement

The information under Item 1.01 above is incorporated into this Item 1.02 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 7.01	Regulation FD Disclosure.

On June 25, 2020 the Company issued a press release announcing the execution of the Credit Agreement. A copy of the press release is attached to this report as Exhibit 99.1

The information furnished under this Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed or furnished with this report:

10.1	Amended and Restated Credit Agreement dated June 25, 2020

10.2	Post-Closing Undertaking dated June 25, 2020

99.1	Press Release dated June 25, 2020

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document (contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McEWEN MINING INC.

Date: June 29, 2020	By:	/s/ Carmen Diges
Carmen Diges, General Counsel

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